UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
December 21, 2011 (December 15, 2011)

GENERAL MARITIME CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

REPUBLIC OF THE MARSHALL ISLANDS
(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-34228	66-071-6485
(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

299 Park Avenue
New York, New York 10171
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 763-5600
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Not Applicable
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 17, 2011, voluntary petitions for relief were filed by General Maritime Corporation (the “Company”) and substantially all of its subsidiaries (with the exception of those in Portugal, Russia and Singapore, as well as certain inactive subsidiaries, collectively, the “Debtors”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), which are being jointly administered under Case No. 11-15285 (MG) (the “Chapter 11 Cases”).

On December 15, 2011, the Bankruptcy Court issued an order (the “EPA Order”) authorizing the Company to enter into an Equity Purchase Agreement, dated as of December 15, 2011, as modified by the EPA Order (the “Equity Purchase Agreement”), with Oaktree Principal Fund V, L.P., Oaktree Principal Fund V (Parallel), L.P., Oaktree FF Investment Fund, L.P. – Class A, and OCM Asia Principal Opportunities Fund, L.P. (collectively, “Oaktree”). A copy of the EPA Order is attached hereto as Exhibit 99.1 and is incorporated into this Current Report on Form 8-K by reference.

Under the Equity Purchase Agreement, Oaktree has agreed to provide an equity investment of $175 million (the “Equity Investment Amount”) in the reorganized Company under the chapter 11 plan of reorganization (the “Plan”), provided that Oaktree may permit other parties to participate in such equity investment through a participation offering (the “Participation Offering”).  Any such participation would result in a corresponding reduction in Oaktree’s Equity Investment Amount.  In consideration for its equity investment and, pursuant to the Plan, the contribution of the outstanding obligations under the prepetition Amended and Restated Credit Agreement, dated as of May 6, 2011, as amended, by and among the Company, certain of its affiliates, and certain affiliates of Oaktree, including OCM Marine Investments CTB, Ltd., as the initial lender (the “Supporting Oaktree Lender”), Oaktree and/or the Supporting Oaktree Lender will receive 100% of the shares of equity in the reorganized Company (the “Reorganized Equity”) which are outstanding immediately after the effective date of the Plan, provided that the Reorganized Equity to be received by Oaktree will be subject to dilution by the Commitment Fee (as described below) and the Company’s management equity incentive plan, as well as other terms that may be set forth in the Plan.

The Company, consistent with its fiduciary duties, is permitted to solicit alternative restructuring transactions (such transaction, an “Alternative Transaction”) until the hearing regarding confirmation of the Plan.

Pursuant to the Equity Purchase Agreement, the Company is obligated to pay the following fees to Oaktree (or its designated affiliate):

•
Commitment Fee. At the closing of the transaction under the Plan, the Company will deliver to Oaktree five-year penny warrants exercisable for up to five percent of the Reorganized Equity (the “Commitment Fee”), provided that if the closing under the Plan does not occur, the Company will have no obligation to deliver the Commitment Fee to Oaktree.

•
Break-Up Fee. In the event that the Equity Purchase Agreement is terminated by the Company as a result of a determination by its Board of Directors that the continued pursuit of the Plan is inconsistent with its fiduciary duties, the Company, pursuant to the EPA Order, shall pay a $7.75 million break-up fee to Oaktree if the Company consummates an Alternative Transaction.

•
Expense Reimbursement. The Company is authorized to reimburse Oaktree for all reasonable and documented monthly advisor fees and out-of-pocket costs and expenses of its financial advisor and legal counsel, as well as Oaktree’s reasonable out-of-pocket expenses, in each case during the course of the Chapter 11 Cases.  The payment of any such fees and expenses to Oaktree will, under certain circumstances, be subject to Bankruptcy Court review for reasonableness.

The Company and Oaktree have made customary representations and warranties and covenants in the Equity Purchase Agreement including, among others, a covenant by the Company to conduct its business in the ordinary course during the time between the execution of the Equity Purchase Agreement and the consummation of the transactions contemplated thereby.

The consummation of the transactions contemplated by the Equity Purchase Agreement is subject to specified conditions, including Bankruptcy Court approval of the Plan, the Company’s compliance with each of the Milestones (as defined below), the absence of any event of default under the DIP Facility, the absence of any circumstances constituting a “Material Adverse Effect” (as defined in the Equity Purchase Agreement), the Company having an amount of cash equal to at least $20 million, plus the amount by which the aggregate of accounts payable exceeds $10 million, as of the closing date (after giving effect to all of the restructuring transactions set forth in the Plan), and the absence of any material breach of the Restructuring Support Agreement (as defined below) by the Company or any other supporting credit facility lender (other than the Supporting Oaktree Lender).

The EPA Order extended by two weeks each of the agreed time periods for the Company to complete the restructuring and all of the transactions under the Equity Purchase Agreement that are to be implemented under the plan of reorganization (as so extended, the “Milestones”), as set forth in the restructuring support agreement, dated as of November 16, 2011, by and among the Company and certain supporting lenders under the Company’s debt instruments (the “Restructuring Support Agreement”). Pursuant to the Milestones, the agreed date to file the Plan and disclosure statement is January 18, 2012.

The Equity Purchase Agreement may be terminated by the mutual written agreement of the Company and Oaktree. The Equity Purchase Agreement may also be terminated in a number of other circumstances, including, without limitation:

•	by either the Company or Oaktree if the lenders under the prepetition senior facilities have directed the Company to commence an “Acceptable Sale Process” pursuant to the terms of the DIP Facility;

•
by Oaktree if: (i) the Company fails to comply with the Milestones; (ii) the definitive documents for the transactions contemplated in the Restructuring Support Agreement which are filed by the Company include terms that are inconsistent with the plan term sheet in any material respect; (iii) there is any event of default by the Company under the DIP Facility that remains uncured for the specified period; (iv) there is a material breach by the supporting credit facility lenders (other than the Supporting Oaktree Lender) of any of their obligations under the Restructuring Support Agreement that remains uncured for the specified period; (v) the Company files a motion for relief seeking certain specified actions; (vi) the conditions to Oaktree’s obligations set forth in the Equity Purchase Agreement fail to be satisfied, or (vii) there is a material breach by the Company of its obligations under the Equity Purchase Agreement or the Restructuring Support Agreement that remains uncured for the specified period; and

•
by the Company if: (i) there is a material breach by Oaktree of its obligations under the Equity Purchase Agreement or the Restructuring Support Agreement that remains uncured for the specified period; or (ii) the Company’s Board of Directors determines, in good faith and upon the advice of its advisors, in its sole discretion, that continued pursuit of the Plan is inconsistent with its fiduciary duties.

The foregoing description of the terms of the Equity Purchase Agreement is qualified in its entirety by reference to such agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Current Report on Form 8-K by reference.

Item 8.01.	Other Events.

On December 15, 2011, the Bankruptcy Court entered a Final Order (the “Final DIP Order”) approving the Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of November 17, 2011 (the “DIP Facility”), among the Company and the other Debtors party thereto from time to time, as guarantors, General Maritime Subsidiary Corporation and General Maritime Subsidiary II Corporation, as borrowers, various lenders, and Nordea Bank Finland plc, New York Branch, as administrative agent and collateral agent.

The DIP Facility provides the Debtors with (i) a revolving credit facility of up to $35 million (the “Revolving Facility”) and (ii) a term loan facility of up to $40 million. The DIP Facility also provides for an incremental facility to increase the commitments under the Revolving Facility by up to $25 million, subject to compliance with specified conditions.

Borrowings under the DIP Facility may be used (i) to fund operating expenses, agreed adequate protection payments and other general corporate and working capital requirements described in the “Budget” (as defined in the DIP Facility), (ii) to make pre-petition payments permitted under the DIP Facility, (iii) to pay restructuring fees and expenses, (iv) to issue letters of credit, (v) to pay fees, expenses and interest to the administrative agent and the lenders under the DIP Facility and (vi) to pay fees and expenses of the Debtors’ professionals.

Noncompliance with certain provisions in the Chapter 11 Cases, as specified in the DIP Facility, will give the lenders under the DIP Facility the right to trigger the commencement by the Debtors of a 90-day sale process in the manner described in the DIP Facility (the “Alternative Sale Process”). As required by the DIP Facility, the Debtors also obtained an order of the Bankruptcy Court approving bidding procedures to implement the Alternative Sale Process if it is required to be implemented under the DIP Facility.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
10.1
Equity Purchase Agreement, dated as of December 15, 2011, by and among General Maritime Corporation, Oaktree Principal Fund V, L.P., Oaktree Principal Fund V (Parallel), L.P., Oaktree FF Investment Fund, L.P. – Class A, and OCM Asia Principal Opportunities Fund, L.P.

99.1	Order Pursuant to Section 363 of the Bankruptcy Code Authorizing the Debtors to Enter into an Equity Commitment Agreement and to Pay Certain Fees in Connection Therewith, dated December 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MARITIME CORPORATION
(Registrant)

By:	/s/ John P. Tavlarios
Name:	John P. Tavlarios
Title:	President

Date: December 21, 2011

EXHIBIT INDEX

Exhibit No.	Description
10.1
Equity Purchase Agreement, dated as of December 15, 2011, by and among General Maritime Corporation, Oaktree Principal Fund V, L.P., Oaktree Principal Fund V (Parallel), L.P., Oaktree FF Investment Fund, L.P. – Class A, and OCM Asia Principal Opportunities Fund, L.P.

99.1	Order Pursuant to Section 363 of the Bankruptcy Code Authorizing the Debtors to Enter into an Equity Commitment Agreement and to Pay Certain Fees in Connection Therewith, dated December 15, 2011